UNITED STATES
                             SECURITIES AND EXCHANGE
                                   COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 5, 2006

                              AMEDIA NETWORKS, INC.
             (Exact name of registrant as specified in its charter)



          Delaware                     0-22055                  11-3223672
----------------------------- --------------------------- ----------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                     Identification No.)


                   2 CORBETT WAY, EATONTOWN, NEW JERSEY 07724
          (Address of principal executive offices, including Zip Code)

                                 (732) 440-1992
              (Registrant's telephone number, including area code)

         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
                                                           (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
                                                          (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
                                                       Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
                                                       Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

     On May 5, 2006 (the "Closing Date"), Amedia Networks, Inc. (the "Company") raised gross proceeds of $10 million from the private placement to certain accredited institutional and individual investors (the "Investors") of its two-year 8% Senior Secured Convertible Debentures (the "Debentures"). The transaction was effected pursuant to a Securities Purchase Agreement, dated as of April 26, 2006, among the Company and the Investors. In connection with the issuance of the Debentures, the Company issued to the Investors five-year warrants (the "Investor Warrants") to purchase up to 6,666,667 shares of the Company's common stock, par value $0.001 (the "Common Stock") at a per share exercise price of $1.50. At closing, the Company received net proceeds of approximately $5.2 million from the proceeds of the Debentures, after the payment of offering related fees and expenses and after the repayment in full of the bridge loans, made between December 2005 and April 2006 in the aggregate approximate amount of $3.7 million. Most of the bridge investors participated in the private placement and the gross proceeds raised include amounts the Company owed to these investors that were offset against their respective purchases of the Debentures. Remaining proceeds received from the private placement of the Debentures, will be used primarily for general corporate purposes.

     The Debentures, issued on May 5, 2006, have a term of two years and are convertible into shares of Common Stock at the holder's option at any time on or after the earlier of (i) the 65th day following issuance or (ii) the effective date of the Registration Statement (as defined below), at an initial conversion price of $0.75 per share, subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger and as further described below. Interest on the Debentures accrues at the rate of 8% per annum, payable upon conversion or semi-annually (June 30 and December 31 of each year, commencing December 31, 2006) or upon maturity, whichever occurs first, and will continue to accrue until the Debentures are fully converted and/or paid in full. Interest is payable, at the option of the Company, either
(i) in cash, or (2) in shares of Common Stock at a rate equal to 90% of the volume weighted average price of the Common Stock for the five trading days ending on the trading day immediately preceding the relevant interest payment date; provided that interest payments may be made in shares of Common Stock only if on the relevant interest payment date the Registration Statement is then effective. In addition, provided the Registration Statement is effective, the Company may prepay the amounts outstanding on the Debentures by giving advance notice and paying an amount equal to 120% of the sum of (x) the principal being prepaid plus (y) the accrued interest thereon. Holders will continue to have the right to convert their Debentures prior to the actual prepayment.

     Holders of the Debentures may require the Company to redeem any or all of the outstanding Debentures upon the occurrence of any one or more of the following events of default: (i) the Company's failure to pay principal and interest when due (subject to a 5 day grace period), (ii) the Company's material breach of any of the representations or warranties made in the agreement pursuant to which the Debentures were sold, (iii) the Company's failure to have stock certificates delivered within a specified time period after delivery of a conversion notice if such failure continues for ten trading days after notice thereof, (iv) the Company's failure to observe any undertaking contained in the Debentures or the other transaction documents in a material respect if such failure continues for 30 calendar days after notice, (v) the Company's insolvency or liquidation or a bankruptcy event, (vi) the entry of a money judgment or similar process in excess of $750,000 if such judgment remains unvacated for 60 days, or (vii) the suspension of the Common Stock from trading on the Over the Counter Bulletin Board if such suspension continues for fifteen consecutive trading days. The redemption amount is equal to (i) (x) the principal and accrued interest of the Debenture being redeemed, divided by (y) the applicable conversion price, multiplied by (ii) the highest closing sale price of the Company's Common Stock from the date of the redemption notice through the payment date.

     The Warrants, issued as of May 5, 2006, become first exercisable on the earlier of (i) the sixth month following the effective date of the Registration Statement or (ii) one year after issuance. The Warrants are exercisable at a per share exercise price of $1.50 through the last day of the month in which the fifth anniversary of the effective date of the Registration Statement occurs. Holders of the Warrants are entitled to exercise their warrants on a cashless basis following the first anniversary of issuance if the Registration Statement is not in effect at the time of exercise.

     The conversion price of the Debentures and the exercise price of the Warrants are subject to adjustment. Under the agreements with the holders of the Debentures, the Company agreed that if the Company made certain sales of its Common Stock (or securities convertible into Common Stock) to any third party during the period from the Closing Date through the date which is the earlier of
(i) the first anniversary of the effective date of the Registration Statement (subject to extension if the effectiveness of the Registration Statement is suspended in the interim) or (ii) the date on which less than one-fourth of the aggregate principal amount of the Debentures issued on the Closing Date remain un converted (the "Final Lockup Period"), adjustments would be made to the conversion price of the then unconverted Debentures and to the exercise price of the then unexercised Warrants. The above adjustments do not apply to certain specified transactions, such as the exercise of outstanding options, warrants, or convertible securities, the issuance of securities pursuant to a Company option plans or a non-employee director option plan, or the issuance of options to the Company's directors, officers, and employees, and advisors or consultants, and transactions with strategic investors. The exercise price of the Warrants also is subject to adjustment in the event of certain capital adjustments or similar transactions, such as a stock split or merger. In addition, in certain cases, the investors may be entitled to receive additional warrants to purchase additional shares.

     The Company also agreed that during such period, without the prior written consent of the holders of at least 66.67% of the then outstanding Debentures, the Company will not enter into any new transaction for the offer or sale of the Company's securities when such transaction provides for a variable conversion price or a variable exercise price. The Company also agreed that until the effective date of the Registration Statement it will not enter into any other transaction for the offer or sale of any of its securities and, commencing on the effective date and for six months thereafter, the Company will not enter into any transaction granting the investors in that new transaction registration rights.

     Holders of Debentures are subject to certain limitations on their rights to convert the Debentures. The principal limitation is that the holder may not, with certain limited exceptions, convert into a number of shares that would, together with other shares held by the holder, exceed 4.99% of the then outstanding shares of the Company after such conversion. The exercise of the Warrants is subject to a similar limitation.

     To secure the Company's obligations under the Debentures, the Company granted a security interest in substantially all of its assets, including without limitation, its intellectual property, in favor of the investors under the terms and conditions of a Security Interest Agreement dated as of the date of the Debentures. The security interest terminates upon the earlier of (i) the date on which less than one-fourth of the original principal amount of the Debentures issued on the Closing Date are outstanding or (ii) payment or satisfaction of all of the Company's obligations under the Securities Purchase Agreement.

     Pursuant to a Registration Rights Agreement, dated as of April 26, 2006, among the Company and the Investors, the Company has undertaken to file, within 75 days after the Closing Date, a registration statement (the "Registration Statement") covering the Common Stock underlying the Debentures and the Warrants, as well as certain other securities agreed to by the parties. Under certain circumstances, the Company will be obligated to pay liquidated damages to the holders of the Convertible Debentures if the Registration Statement is filed late and/or is not declared effective by the Securities and Exchange Commission within the earlier of five days after notice by the SEC that the registration statement my be declared effective or 60 days after the filing of the Registration Statement (but not more than 120 days after the Closing Date). Similar payments will be required if the registration is subsequently suspended beyond certain agreed upon periods.

     Each of the Company's directors and officers (and their family members, companies or trusts owning any Company stock) and have agreed in writing that such person or entity will not, without the prior written consent of the holders of at least 66.67% of the then outstanding principal amount of the Debentures, sell any shares of Company Common Stock he or such entity holds during the period from the Closing Date through the date which is 180 days after the effective date of the Registration Statement. Thereafter, without such consent, such person or entity will not sell shares representing more than 10% of its aggregate holdings. This limitation will expire when the outstanding principal amount of the Debentures is less than 25% of the Debentures originally issued on the Closing Date.

     In connection with the placement of the Debentures, the Company paid to a registered broker dealer who acted as placement agent (the "Placement Agent") fee equal to (i) 10% of the aggregate purchase price, (ii) 10% of the proceeds realized in the future from exercise of Warrants issued to the investors, and
(iii) two warrants (the "Placement Agent's Warrants"). The Placement Agent's Warrants consist of (x) warrants to purchase an aggregate of 1,333,333 shares of Common Stock having an initial exercise price equal to $0.75 per share, and (y) warrants to purchase an aggregate of 666,667 shares of common stock having an initial exercise price equal to $1.50 per share. These warrants become first exercisable on the earlier of (i) the sixth month following the effective date of the Registration Statement or (ii) one year after issuance and continue to be exercisable through the last day of the month in which the fifth anniversary of the effective date of the Registration Statement occurs. The shares of Common Stock underlying the Placement Agent's Warrants will be included in the Registration Statement. In addition, subject to certain specified conditions, the Company granted to the Placement Agent a right of first refusal to manage any private offering of the Company's equity or debt securities for a period of one year from the Closing Date where the Company retains or otherwise uses the services of an investment bank or similar financial advisor. These first refusal rights are contingent upon the Placement Agent participating in any such future offering on the same terms and conditions as the Company shall receive from a third party. The right of first refusal does not apply to transactions with strategic investors.

     The offering was made only to accredited investors in accordance with
Section 4(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     The sale of the Debentures will result in an adjustment of the conversion rate into Common Stock of the Company's currently outstanding Series B 8% Convertible Preferred Stock (the "Series B Preferred Stock") that was sold in April and May 2005. As of the filing of this Current Report on Form 8-K, there remain outstanding 47,000 shares of Series B Preferred Stock with a stated value of $4,700,000.

     Copies of the Forms of Securities Purchase Agreement, Debenture, Warrant, Registration Rights Agreement the Security Interest Agreement and the Placement Agency Agreement relating to the above transactions, and a copy of a press release of the Company, dated May 5, 2006, are attached hereto. The foregoing descriptions of the above transactions are qualified in their entirety by reference to such exhibits, which are incorporated by reference herein.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

     The information set forth under Item 1.01 and Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

ITEM  9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Exhibits.

EXHIBIT
NUMBER         DESCRIPTION
------         -----------
4.1            Form of 8% Senior Secured Convertible Debenture, Series 06-02, of
               Amedia Networks, Inc.

4.2            Form of Warrant issued in connection with the Securities Purchase
               Agreement

10.1           Form of Securities Purchase Agreement, dated as of April 26,
               2006, between Amedia Networks, Inc. and the investors named therein

10.2 Form of Security Interest Agreement, dated as of April 26, 2006, among Amedia Networks, Inc., the Secured Parties named therein, and Krieger & Prager, LLP, as agent for the Secured Parties

10.3           Form of Registration Rights Agreement, dated as of April 26,
               2006, between Amedia Networks, Inc. and the investors named therein

99.1           Press Release dated May 5, 2006


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





Dated: May 11, 2006
                                        /s/ Frank Galuppo
                                        -----------------
                                        Frank Galuppo
                                        President and Chief Executive Officer